Exhibit 10.64

JAZZ PHARMACEUTICALS, INC.

RESTRICTED STOCK UNIT GRANT NOTICE

(2007 EQUITY INCENTIVE PLAN)

Jazz Pharmaceuticals, Inc. (the “Company”), pursuant to Section 6(b) of the Company’s 2007 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Restricted Stock Unit Award covering the number of restricted stock units (the “RSUs”) set forth below (the “Award”). This Award shall be evidenced by a Restricted Stock Unit Award Agreement (the “Award Agreement”). This Award is subject to all of the terms and conditions as set forth herein and in the applicable Award Agreement and the Plan, each of which are attached hereto and incorporated herein in their entirety.

Participant:
RSU#
Date of Grant:
Vesting Commencement Date:
Number of RSUs:
Payment for Common Stock:

Vesting Schedule: The RSUs vest in a series of four (4) successive equal annual installments over the four (4)-year period measured from the Vesting Commencement Date.

Special Tax Withholding Right:	☒	You may direct the Company (i) to withhold, from shares otherwise issuable upon vesting of the Award, a portion of those shares with an aggregate fair market value (measured as of the delivery date) equal to the amount of the applicable withholding taxes, and (ii) to make a cash payment equal to such fair market value directly to the appropriate taxing authorities, as provided in Section 10 of the Award Agreement.

	☐	None

Delivery Schedule: Delivery of one share of Common Stock for each RSU which vests shall occur on the applicable vesting date, provided that delivery may be delayed as provided in Section 3 of the Award Agreement.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Award Agreement and the Plan. Participant further acknowledges that as of the date of grant, this Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the award of the RSUs and the underlying Common Stock and supersede all prior oral and written agreements on that subject.

JAZZ PHARMACEUTICALS, INC.

By:
	Signature		Signature

Title:		Print Name:

Date:		Date:

JAZZ PHARMACEUTICALS, INC.

2007 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Award Agreement (“Agreement”), Jazz Pharmaceuticals, Inc. (the “Company”) has awarded you a Restricted Stock Unit Award pursuant to the Company’s 2007 Equity Incentive Plan (the “Plan”) for the number of restricted stock units (“RSUs”) as indicated in the Grant Notice (collectively, the “Award”). Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan. Subject to adjustment and the terms and conditions as provided herein and in the Plan, each RSU shall represent the right to receive one (1) share of Common Stock.

The details of your Award, in addition to those set forth in the Grant Notice, are as follows.

1. NUMBER OF RSUS AND SHARES OF COMMON STOCK.

(a) The number of RSUs subject to your Award and the number of shares of Common Stock deliverable with respect to such RSUs may be adjusted from time to time for Capitalization Adjustments as described in Section 9(a) of the Plan. You shall receive no benefit or adjustment to your Award with respect to any cash dividend or other distribution that does not result from a Capitalization Adjustment as described in Section 9(a) of the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.

(b) Any additional RSUs, shares of Common Stock, cash or other property that becomes subject to the Award pursuant to this Section 1 shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other RSUs and Common Stock covered by your Award.

(c) Notwithstanding the provisions of this Section 1, no fractional RSUs or rights for fractional shares of Common Stock shall be created pursuant to this Section 1. The Board shall, in its discretion, determine an equivalent benefit for any fractional RSUs or fractional shares that might be created by the adjustments referred to in this Section 1.

2. VESTING. Except as provided in Section 11, the RSUs shall vest, if at all, as provided in the Vesting Schedule set forth in your Grant Notice, provided that vesting shall cease upon the termination of your Continuous Service.

3. DELIVERY OF SHARES OF COMMON STOCK.

(a) Subject to the provisions of this Award Agreement and the Plan, in the event one or more RSUs vests, the Company shall deliver to you one (1) share of Common Stock for each RSU that vests on the applicable vesting date. However, if a scheduled delivery date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day.

(b) Notwithstanding the foregoing, in the event that you are subject to the Company’s Policy Regarding Stock Trading by Officers, Directors and Other Designated Employees (or any successor policy) and any shares covered by your Award are scheduled to be delivered on a day (the “Original Delivery Date”) that does not occur during an open “window period” applicable to you, as determined by the Company in accordance with such policy, then such shares shall not be delivered on such Original Delivery Date and shall instead be delivered on the first business day of the next occurring open “window period” but in no event later than the later of: (i) December 31st of the calendar year of the Original Delivery Date, or (ii) the fifteenth (15th) day of the third calendar month following the Original Delivery Date. The form of such delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

4. PAYMENT BY YOU. This Award was granted in consideration of your services for the Company. Subject to Section 10 below, except as otherwise provided in the Grant Notice, you will not be required to make any payment to the Company (other than your past and future services for the Company) with respect to your receipt of the Award, vesting of the RSUs, or the delivery of the shares of Common Stock underlying the RSUs.

5. SECURITIES LAW COMPLIANCE. You may not be issued any Common Stock under your Award unless either (i) the shares of Common Stock are then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.

6. RESTRICTIVE LEGENDS. The Common Stock issued under your Award shall be endorsed with appropriate legends, if any, determined by the Company.

7. TRANSFER RESTRICTIONS. Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of the shares in respect of your Award. For example, you may not use shares that may be issued in respect of your RSUs as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such shares. This restriction on transfer will lapse upon delivery to you of shares in respect of your vested RSUs. Your Award is not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Common Stock to which you were entitled at the time of your death pursuant to this Agreement.

8. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or any Affiliate, or on the part of the Company or any Affiliate to continue such service. In addition, nothing in your Award shall obligate the Company or any Affiliate, their respective stockholders, boards of directors or employees to continue any relationship that you might have as an Employee or Consultant of the Company or any Affiliate.

9. UNSECURED OBLIGATION. Your Award is unfunded, and even as to any RSUs that vest, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Common Stock pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the Common Stock acquired pursuant to this Agreement until such Common Stock is issued to you pursuant to Section 3 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company with respect to the Common Stock so issued. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

10. WITHHOLDING OBLIGATIONS.

(a) On or before the time you receive a distribution of Common Stock pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with your Award (the “Withholding Taxes”). If specified in your Grant Notice, you may direct the Company to withhold shares of Common Stock with a Fair Market Value (measured as of the date shares of Common Stock are delivered pursuant to Section 3) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

(b) Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock.

11. CHANGE IN CONTROL.

(a) If your Continuous Service terminates either within twelve (12) months following or one (1) month prior to the effective date of a Change in Control due to an Involuntary Termination Without Cause, the vesting of the RSUs subject to this Award shall be accelerated in full.

(b) For purposes of this Agreement, “Involuntary Termination Without Cause” means the involuntary termination of your Continuous Service for reasons other than death, Disability, or Cause. For this purpose, “Cause” means that, in the reasonable determination of the Company, you have (i) committed an intentional act or acted with gross negligence that has materially injured the business of the Company; (ii) intentionally refused or failed to follow lawful and reasonable directions of the Board or the appropriate individual to whom you report; (iii) willfully and habitually neglected your duties for the Company; or (iv) been convicted of a felony involving moral turpitude that is likely to inflict or has inflicted material injury on the business of the Company. Notwithstanding the foregoing, Cause shall not exist based on conduct described in clause (ii) or (iii) unless the conduct described in such clause has not been cured within fifteen (15) days following your receipt of written notice from the Company specifying the particulars of the conduct constituting Cause. Any determination by the Company that your Continuous Service was terminated by reason of dismissal without Cause for the purposes of this Agreement shall have no effect upon any determination of the rights or obligations of you or the Company for any other purpose.

12. PARACHUTE PAYMENTS.

(a) If any payment or benefit you would receive in connection with a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Company shall cause to be determined, before any amounts of the Payment are paid to you, which of the following two alternative forms of payment would maximize your after-tax proceeds: (i) payment in full of the entire amount of the Payment (a “Full Payment”), or (ii) payment of only a part of the Payment so that you receive the largest payment possible without the imposition of the Excise Tax (a “Reduced Payment”), whichever amount results in your receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. For purposes of determining whether to make a Full Payment or a Reduced Payment, the Company shall cause to be taken into account all applicable federal, state and local income and employment taxes and the Excise Tax (all computed at the highest applicable marginal rate, net of the maximum reduction in federal income taxes which could be obtained from a deduction of such state and local taxes).

(b) If a Reduced Payment is made, (i) the Payment shall be paid only to the extent permitted under the Reduced Payment alternative, and you shall have no rights to any additional payments and/or benefits constituting the Payment, and (ii) reduction in payments and/or benefits shall occur in the following order unless you elect in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the date on which the event that triggers the Payment occurs): (1) reduction of cash payments; (2) cancellation of accelerated vesting of equity awards other than stock options; (3) cancellation of accelerated vesting of stock options; and (4) reduction of other benefits paid to you. In the event that acceleration of compensation from your equity awards is to be reduced, such acceleration of vesting shall be canceled in the reverse order of the date of grant (i.e., earliest granted Stock Award cancelled last) unless you elect in writing a different order for cancellation.

(c) The accounting firm engaged by the Company for general tax purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

(d) The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to you and the

Company within fifteen (15) calendar days after the date on which your right to a Payment is triggered (if requested at that time by you or the Company) or such other time as requested by you or the Company. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish you and the Company with an opinion reasonably acceptable to you that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon you and the Company.

13. NOTICES. Any notices required to be given or delivered to the Company under the terms of this Award shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to you shall be in writing and addressed to your address as on file with the Company at the time notice is given. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

14. HEADINGS. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

15. AMENDMENT. This Agreement may be amended only by a writing executed by the Company and you which specifically states that it is amending this Agreement. Notwithstanding the foregoing, this Agreement may be amended solely by the Company by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Company reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award that has not been delivered to you in Common Stock pursuant to Section 3.

16. MISCELLANEOUS.

(a) The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

17. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control; provided, however, that Section 3 of this Agreement shall govern the timing of any distribution of Common Stock under your Award. The Company shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board shall be final and binding upon you, the Company, and all other interested persons. No member of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

18. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.

19. CHOICE OF LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the law of the state of California without regard to such state’s conflicts of laws rules.

20. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

21. OTHER DOCUMENTS. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act (which includes the prospectus for the Plan). In addition, you acknowledge receipt of the Company’s Policy Regarding Stock Trading by Officers, Directors and Other Designated Employees and the Company’s Insider Trading Policy.

* * * * *

This Restricted Stock Unit Award Agreement shall be deemed to be signed by the Company and you upon the signing by you of the Restricted Stock Unit Grant Notice to which it is attached.